UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

WORONOCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1–14671	04-3444269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Court Street, Westfield, Massachusetts 01085

(Address of principal executive offices)

(413) 568-9141

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 4, 2005, Woronoco Bancorp, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities as well as a blackout period that will be imposed on all transactions involving the Company common stock fund (the “Company stock fund”) under the Woronoco Savings Bank 401(k) Savings Plan (the “401(k) Plan”) and accounts under the Woronoco Savings Bank Employee Stock Ownership Plan (the “ESOP”). The notice stated that the blackout period for the 401(k) Plan and the ESOP is expected to begin at 5:00 p.m. on April 7, 2005 and end on the date that is approximately two weeks after the closing date of the merger, which is currently expected to occur on or about June 30, 2005. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99-1 to this Current Report of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number 99.1 — Notice of Blackout Period Sent to Directors and Executive Officers of Woronoco Bancorp, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woronoco Bancorp, Inc.

Date: March 8, 2005	By:	/s/ Cornelius D. Mahoney
	Name:	Cornelius D. Mahoney
	Title:	President, Chief Executive Officer and Chairman of the Board

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